Exhibit 10.3

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Omitted Information is indicated by [***].

[SECOND] AMENDMENT TO THE

SUPPLY AGREEMENT (GND0132-23) FOR THE EVE-100 PROGRAM

(THIS DOCUMENT REFERENCE CW2310286)

This Second Amendment (“Amendment”) is made and entered to be effective as of April 23, 2025 the  (“Effective Date”), by and between EVE UAM, LLC., a limited liability company organized under the laws of the State of Delaware, United States, having its principal place of business at 1400 General Aviation Drive, Melbourne, FL 32935, United States and Embraer S.A., a corporation existing under the laws of the Federative Republic of Brazil, having its principal place of business at Avenida Brigadeiro Faria Lima, 2170, in the city of São José dos Campos, State of São Paulo, Brazil acting on behalf of Eve pursuant to the Master Services Agreement (defined below) (where the context requires, Eve and Embraer collectively, the “Buyer” or “Buyer Group”), and Nidec Aerospace LLC, a company existing under the laws of Delaware, United States of America and having its principal place of business at 8050 West Florissant Avenue, Ferguson, Missouri 63136, USA (“Supplier”), is in regard to the Supply Agreement GND0132-23 entered into by Embraer and Supplier on June 16th, 2023  for the supply of certain equipment and related services, as amended from time to time (collectively the “Original Agreement”).

EVE and Embraer are hereinafter collectively referred to as “Buyer”.

Embraer and Supplier are referred to herein, individually, as a “Party”, and collectively as the “Parties”.

All capitalized terms used herein, unless otherwise defined or indicated, shall have the same meaning as referred to in the Original Agreement.

WHEREAS, Buyer and Supplier have decided to revise certain terms of the Original Agreement;

WHEREAS, Embraer and EVE have entered into that certain Master Services Agreement, dated December 14th, 2021 (the “Master Services Agreement”), pursuant to which Embraer will render services to EVE, to among other things, select suppliers in connection with the development and production of the EVE-100, and, for purposes of this Agreement, Embraer is acting on behalf of EVE solely as a service provider pursuant to the Master Services Agreement;

WHEREAS, Buyer and Supplier have agreed to expand the scope of the Original Agreement to include the Proof-of-Concept Electrical Vertical Takeoff and Landing vehicle (“[***]”);

WHEREAS, Supplier agrees to supply of certain aeronautical products for use in the full-scale Proof of Concept Electrical Vertical Takeoff and Landing vehicle [***] which was formalized by Buyer in the letter GDN0010-24 Commercial Settlement - EPU for eVTOL POC and is herein described in the Exhibit A.1;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree to amend the Original Agreement as follows:

1-                   MODIFIED OR ADDED EXHIBITS

1.1 The following Exhibit attached hereto is hereby included and become an integral part of the Original Agreement:

Exhibit A List of Products, Shipset Price & Product Price Breakdown List

Exhibit H.1  Buyer’s Quality Requirements for Suppliers (EQRS) Rev M

2-                   MODIFIED OR ADDED PROVISIONS

2.1 Section 2.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

2.1 Subject of Agreement

According to the terms and conditions of this Agreement, Supplier agrees to design, develop, certify, industrialize, manufacture, test, provide support for certification at any Airworthiness Authority and supply the Products for use or installation on the Aircraft. Supplier must furthermore provide the Services and Customer Support in accordance with the terms of the Product Support Agreement – Exhibit G, and cooperate, as reasonably requested by Buyer, with all Other Program Participants.

Supplier acknowledges that it is expecting to have a production capability to supply [***] Shipsets to Buyer per year or the equivalent of [***] Shipset delivered per calendar month.

Buyer does guarantee to Supplier: (i) [***] after EIS or [***] Shipsets, whichever occurs later, of any Products to be purchased by Buyer under this Agreement and/or under any Purchase Order and (ii) [***] of any Products to be purchased by Buyer under this Agreement and/or under any Purchase Order. If volume falls below [***] per calendar year starting the second year after start of production, parties agree to meet and work together on a resolution to this situation which could include a price increase or a jointly agreed contract termination as possible solutions. The Parties agree that Buyer, at any time during the life of this Agreement and in its sole discretion, may purchase similar or comparable products and/or services from other suppliers so long as Buyer purchases [***] as described herefore in this Section.

Notwithstanding the foregoing, Parties agree that (a) if any Product is, in Buyers’ reasonable judgment, not technologically competitive, for reasons including, but not limited to, availability in the marketplace of significant changes in technology, design, materials, specifications or manufacturing processes which result in a reduced weight or improved appearance, performance, functionality, maintainability or reliability, or (b) in case of an Event of Default by Supplier; the provisions established on item (i) above shall not apply and Buyer shall be allowed, at its sole discretion, [***]. In case of item “(a)”, Buyer agrees to entitle Supplier to participate in the procurement process and submit a revised proposal. If such proposal is competitive to the potential alternate source, Buyer agrees to maintain the provisions established on item (i) above.

Buyer grants to Supplier the right to perform an audit at Buyer's premises by a third-party audit company selected by Supplier and approved by Buyer and such approval shall not be unreasonably withheld. Any audit shall be at the cost and expense of Supplier unless the audit determines a discrepancy of the terms under Section 2.1 by Buyer, in which case Buyer shall reimburse the reasonable cost of the audit to Supplier. Such audit [***]. In the event a discrepancy is discovered by the independent auditor, Buyer agrees to add to the [***] for the year subsequent of the year for which the audit was performed, the quantity of Products that were not purchased by Buyer from Supplier as indicated in the audit report.

In case Buyer fails to [***] for at least two (2) consecutive years, Supplier is entitled at its own discretion to do not concede the Volume based discount as per Section 3.4.3.1 in this Agreement as well as to do not apply any cap in the Price Adjustment for the subsequent years until [***] be fulfilled by Buyer according to this Section 2.1.

In addition, Parties agree that for every ten kilograms (10kg) of Shipset [***], starting at [***], Buyer will increase at one point five percent (1.5%) the [***] in this Section 2.1 with a cap of fifteen percent (15%) increase.

According to the terms and conditions of this Agreement, Supplier agrees to design, develop, manufacture, test, supply, ship, transfer, and support to Embraer the Products listed in Exhibit A.1 – POC List of Products, Prices and Lead Time for the use in the full-scale Proof of Concept Electrical Vertical Takeoff and Landing vehicle [***].

2.2  Section 2.3 Financing Contribution for the Program of the Original Agreement is hereby deleted in its entirety and replaced with the following:

2.3 Financing Contribution for the Program

With the exception of the Non-Recurring Costs herein, Section 2.3.1, Supplier must absorb and be solely liable and responsible for [***].

Notwithstanding anything to the contrary herein or in any other document executed by Embraer, Embraer shall not have any liability or obligation whatsoever for [***] incurred in connection with this Agreement. Notwithstanding the above, if pursuant to any other term of this Agreement any [***].

If applicable, Buyer agrees to provide at no cost to Supplier any Products (including parts, components, software, etc.) from Other Program Participants as may be necessary for Supplier’s use in its rigs, tests, integration test and prototypes in the condition FCA port/airport (OPP country of origin) according to the most updated published version of the ICC’s INCOTERMS.

Supplier must comply to the requirements and procedures set forth in Exhibit M (Ground Support Equipment Agreement for all GSE. In addition, Supplier must provide [***] to Buyer, to support Buyer in the acquisition of Special GSEs for the Aircraft development phase and on the production line and/or assembly line, in accordance with the conditions defined in the Exhibit M (Ground Support Equipment Agreement).

Supplier hereby grants a free of charge license to Buyer Group and/or BDC to manufacture the Special GSE (including, without limitation, designs, processes, drawings, technical data and tooling), according to the definitions agreed on Exhibit M – Ground Support Equipment Agreement.

Supplier acknowledges and agrees that Buyer and/or Buyer Group and/or OPPs and/or BDC will have full and exclusive title to all development products, including all GSE from the moment of their delivery to Buyer and/or Buyer Group and/or OPPs and/or BDC pursuant to above terms.

Except as stated otherwise herein this Agreement, it is of the essence of this Agreement and of the Program that Buyer does not have any obligation or liability to Supplier for any refund, compensation, indemnification, minimum quantities of Products to be purchased or any other form of payment in relation to the developmental efforts undertaken by Supplier hereunder. In no event will the Buyer be required to refund, compensate or indemnify Supplier in relation to any contributions hereunder for any reason whatsoever except in cases of fraud or deception.

 2.3.1 Non-Recurring Costs

Buyer and Supplier have agreed with the firm and fixed Non-Recurring Cost of [***] to cover the engineering work calculated [***] as formalized by the Parties in the letter CW2317241 dated February 21st, 2025.

This amount shall be invoiced by the Supplier [***] and paid by the Buyer within [***] days [***].

2.3 The following provisions are added to the Original Agreement as part of the Section 6.2 Flight Test and Ground Test for the Proof of Concept (“POC2”)

6.2.4 Proof of Concept (“POC2”) Ground test and First Flight Support Work and Costs

Supplier shall provide on-site support, as described below, during the [***] Ground Test Campaign and First Flight for the duration [***] agreed by the Parties as described herein [***]. The on-site support shall be initiated upon the arrival of the first [***] Lifters units at Buyer’s facility.

a) [***] – Ground Test Campaign:

•         Embraer Eugênio de Melo

Rodovia Presidente Dutra, km 134 – Eugênio de Melo, São José dos Campos – SP – Brazil, 12247-004

•         Embraer Gavião Peixoto

Estrada Municipal Euclides Martins, 2170 – Gavião Peixoto – SP – Brazil, 14813-000

b) [***] – First Flight:

•         Embraer Gavião Peixoto

Estrada Municipal Euclides Martins, 2170 – Gavião Peixoto – SP – Brazil, 14813-000

The on-site support will be provided in two (2) levels as detailed below:

•         1st Level (First Level of Support): [***] Nidec Representative, working locally at Buyer’s facility, 24/7, considering 8 business hours locally at test location and the remaining hours upon request, remotely or locally, according to Buyer’s request to perform the activities hereunder exclusively related with the [***], including,

(i) troubleshooting assistance

(ii) mitigations plan and provide proper solution

(iii) maintainability analysis (pre and post testing activities)

(iv) data evaluation

(vi) reliability figures, shop findings records and component removal control

(vii) familiarization training

(viii) other activities delegated by Nidec engineering

(IX) and any other activities related to the [***].

•         2nd Level (Second Level of Support): [***] Nidec Engineer Representative available remotely or locally, shall be agreed by the Parties per Buyer’s request, to give technical disposition

Level of support	Period	Price
1st Level	[***]	[***]
2nd Level	On demand agreed between Parties	[***]

For the purposes of the Second Level of Support (SLA), once agreed between the Parties, Supplier will make their best efforts to have Nidec’s Engineering Representative on site [***] or otherwise agreed by the Parties. Nidec shall be responsible for determining which Nidec Engineering Representative will be supporting locally. At its sole discretion, Supplier has the right to replace its local Engineering Representative with another one of its choosing, so long as the local support is maintained with no interruption. Supplier commits to keep its Engineering Representative until the final technical solutions are validated by the Buyer. In case the final solution is not confirmed, an alternative solution can be determined and agreed between Supplier and Buyer.

The rates agreed for the Second Level of Support shall be effective from the time Supplier engages in the Second Level of Support, remotely or locally, until the time Nidec’s Engineering Representative formally ends its mission. The Supplier must provide detailed reports containing the description of the performed activities, total hours executed as second level of support, mentioning the mode of service performed (Remote / On site), also the hours the Engineering Representative spent to prepare the mission for the local support requested by the Buyer. The report shall be signed by a Buyer representative.

For the purpose of the rates, Parties shall agree to discuss the merit of the failure, and in case it is agreed by the Parties that the failure was caused by Supplier or Supplier’s Product, all costs associated with the Second Level of Support shall be credited against others payment or reimbursed to Supplier at Buyer’s discretion.

Supplier agrees to consider the same Price in case Buyer requests an extended period of support after the [***] Test Campaign Period herein established (“Extended Period”), The Extended Period shall be agreed by the Parties in a reasonable timeframe, and Supplier will make their best efforts to attend the Buyer request.

In addition, Supplier must apply in a timely manner for work visa for each person or employee to provide support for the [***] flight and ground tests, as scheduled by Buyer.

The [***] Support shall be paid for [***]. The invoice will be issued at the beginning of every month for the service provided in the previous month and it shall consider [***] requested by the Buyer during the referred billing month.

2.4              Section 6.8.7 Hourly Rates of the Original Agreement is hereby deleted in its entirety and replaced with the following:

6.8.7      Hourly Rates

6.8.7.1                          General

For purposes of this Section 6.8, “Hourly Rates” means the amount per hour, charged by Supplier to Buyer or by Buyer to Supplier, as the case may be, in regard to the activities performed by Supplier and/or by Buyer related to Changes, when applicable.

The Hourly Rates are set forth below:

Category	Country	Hourly Rate
Engineering	USA	[***]
Engineering	Brazil	[***]
Customer support	USA	[***]
Customer support	Brazil	[***]
Production / Quality	Mexico	[***]
Quality Engineering	Mexico	[***]
Production / Quality	Brazil	[***]
Quality Engineering	Brazil	[***]

Any category not expressly defined herein is not subject to charge by either Party, including but not limited to, administrative hours, Program management hours, project coordination hours.

The Hourly Rates referred to in Section 6.8.7.1 are set forth in United States Dollars (US$) and include all taxes, imposts, fees, duties and levies, tariffs and export duties and charges of any kind, incurred by Supplier and/or Buyer, as applicable, as per Section 8.6 Taxes and Duties. No adjustments to any Hourly Rates set forth herein will be made due to changes or fluctuation in currency exchange rates.

The Hourly Rates herein are [***] and are subject to an adjustment methodology as set forth in Section 6.8.7.2 below.

6.8.7.2                  Hourly Rates Adjustment

For every calendar year, the Hourly Rates set forth in Section 6.8.6.1 applicable in calendar years subsequent to year 2023 (starting January 1st, 2024) will be adjusted (upwards or downwards, as the case may be) according to the formula below:

[***]

A cap of [***] will apply to the [***], resulting from the application of the [***] (upwards or downwards, as the case may be) and such [***] Rates will be firm for a period of [***] consecutive months.

There will be no rounding in any of the calculations, except for the resultant percentage adjustment that must be to the [***] as shown in the following examples:

[***]

In the event the index specified herein is discontinued or in the event that the basis of its calculation is modified, equivalent index must be used as substitutes by the Parties, as mutually agreed, to bring the adjustment to comparable basis to the index calculated should such changes had not occurred.

In the event the [***] changes the base year of which the index is based, then the following element of the adjustment formula must be modified:

Base Index: must be restated to index supplied by the [***] using the new base year upon which the index is based.

All indexes used for calculations must be the last indexes received by download from [***].

2.5 Section 7.5.2 of the Original Agreement is hereby replaced in its entirety with the following:

7.5.2 Liquidated Damages for Product’s Weight Guarantee

Buyer will use a weight control program which will ensure that the actual weight specified for the Aircraft will be monitored from the detail design through the end of production.

However, taking into account that Buyer’s weight control program requirements are dependent upon Supplier’s accurate information regarding the Products, Supplier must also implement and maintain a weight control program, following the guidelines set forth [***], attached hereto, on a continuous basis from the components manufacturing phase through the end of its production.

Notwithstanding the above, Parties agree that Supplier will guarantee the Product weight at [***]. In no event Shipset weight shall exceed [***], unless agreed by Parties. Additionally, the Supplier will endeavor to explore potential opportunities for reducing the product’s weight baseline and will make best efforts to pursue a target of [***].

Supplier guarantees the agreed Product’s weight defined in the [***] after [***]. In the event any Product exceeds such contractual guaranteed weight, Supplier agrees that Buyer is entitled to liquidated damages from Supplier in the amount equal to [***].

In addition, Supplier undertakes to perform corrections to its production line and/or quality program to seek compliance to the contractual guaranteed weight for the next Product deliveries. All costs incurred by Supplier with all work performed for such corrections must be borne by Supplier, as well as for the replacement or modification of the delivered Products, in case so requested by Buyer.

2.6  Section 7.5.4 of the Original Agreement is hereby replaced in its entirety with the following:

7.5.4 Liquidated Damages on Development Milestones

Supplier understands that the achievement of the milestones on or before the dates established below is of the utmost importance to the Program and the Aircraft’s or Product’s time-to-market. Therefore, Buyer is entitled to liquidated damages from Supplier in the amount of [***] if delay is solely due to supplier’s fault, due to a reason other than a demonstrated Excusable Delay per Section 8.2 and such delay not be cured in [***] from the Delivery Date in the fulfillment of each development milestone, but in no event more than [***] cumulatively, listed below:

Item	Milestone	Delivery Date (Applicable for Liquidated Damages)
1	[***]	[***]
2	[***]	[***]
3	[***]	[***]
4	[***]	[***]
5	[***]	[***]
6	[***]	[***]

The amount specified in the paragraph above will be subject to adjustment in accordance with Section 3.4.

Furthermore, in case Supplier fails to comply with a milestone, Supplier must present to Buyer, within [***], a complete recovery plan and reschedule of activities of the development and/or certification phase to meet the commitments as set forth in this Agreement. Such recovery plan and rescheduled activities must be approved by Buyer before implementation thereof. Submission of a recovery plan as provided herein does not exempt Supplier from any of its obligations arising out of this Agreement, including without limitation the payment of any applicable damages and the reimbursement of any applicable costs, as mentioned above.

The development schedule will be managed and updated by Buyer to properly reflect the Program progress, according to Critical Chain methodology as per [***]. Supplier will be informed about the Program status and shall manage its deliverable dates accordingly including any Change from Buyer to Supplier with associated schedule update. Supplier must plan to accomplish the activities following Program Dates.

Supplier must report to Buyer, on a frequent basis, any potential or future delay to comply with a milestone and Parties will work to recover such delay. Parties agree that liquidated damages established in this Section 7.5.4 will only apply when Supplier’s delay is attributable solely to Supplier, affecting the Program Dates.

3-                   ENTIRE AGREEMENT

The Original Agreement, as modified from time to time in writing by the Parties and jointly with this Amendment, including all Exhibits, constitutes the complete and exclusive agreement between the Parties relating to the subject matter hereof and cancels and supersedes all previous agreements between the Parties relating thereto, whether written or oral. Furthermore, the terms and conditions contained in this Amendment do not create or represent a precedent for the interpretation of any other agreements that have been or will be executed between the Parties not relation to the subject matter hereof.

All other terms and conditions set forth in the Original Agreement, not expressly modified by this Amendment, are hereby expressly ratified by the Parties, incorporated by reference, and remain in full force and effect. In case of any conflict between this Amendment and the Original Agreement, this Amendment shall prevail.

If any provision of the Original Agreement, as amended from time to time, is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their duly authorized officers and to be effective as of the Effective Date above written.

By EVE UAM, LLC:

/s/ Eduardo Siffert Couto	/s/ Luiz Felipe Ribeiro Valentini

Name: Eduardo Siffert Couto	Name: Luiz Felipe Ribeiro Valentini
Title: CFO	Title: CTO

By EMBRAER S.A.:

/s/ Fernando Bertoncini	/s/ Fabio Henrique Ferreira Barbosa

Name: Fernando Bertoncini	Name: Fabio Henrique Ferreira Barbosa
Title:Director, Procurement & Contracts	Title: Manager, Procurement & Contracts

By NIDEC AEROSPACE LLC:

/s/ Vincent Braley

Name: Vincent Braley	Name:
Title: Chief Executive Officer	Title: